EXHIBIT 99.1

DIVIDEND PRESS RELEASE ON DECEMBER 19, 2005

Merrill Merchants Bancshares, Inc. Declares an 17% Increase in Cash Dividend

Bangor, Maine, December 19, 2005: Edwin N. Clift, Chairman and Chief Executive Officer of Merrill Merchants Bancshares, Inc. (the "Company") (NASDAQ:MERB), the parent company of Merrill Merchants Bank, announced that the Company has declared a cash dividend of $ .17 per share on the Company’s common stock for the fourth quarter of 2005. This is an increase of 17% over last year’s fourth quarter dividend. The cash dividend will be payable to all shareholders of record as of January 17, 2006, and will be paid on January 31, 2006.

The Company’s subsidiary, Merrill Merchants Bank is headquartered in Bangor, Maine. Merrill Merchants Bank provides consumer, commercial, and trust and investment services through its eleven locations in Central and Eastern Maine. The Bank is a “Preferred Lender” of the Small Business Administration.

For further information contact:
Edwin N. Clift, Chairman and Chief Executive Officer (eclift@merrillmerchants.com)
Deborah A. Jordan, Chief Financial Officer (djordan@merrillmerchants.com)
Merrill Merchants Bancshares, Inc.
www.merrillmerchants.com
(207) 942-4800